EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FIRST QUARTER RESULTS

Net Income from Continuing Operations Increased 95% to $32.3 million or $0.73 per Diluted Share

Fiscal 2005 Earnings Guidance Increased

Operating Income Range Increased to $560 - $570 million from $535 - $545 million

Diluted Earnings per Share Range Increased to $2.37 - $2.50 from $2.10 - $2.25

LOUISVILLE, Ky. (April 27, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2005. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2005 increased 10% to $940 million from $858 million for the same period in 2004. Net income from continuing operations for the first quarter of 2005 rose 95% to $32.3 million or $0.73 per diluted share compared to $16.5 million or $0.38 per diluted share in the first quarter of 2004.

Operating results for the first quarter of 2005 included favorable pretax adjustments of $2.9 million related to the settlement of prior year hospital Medicare cost reports and $1.4 million of accrued reorganization items in connection with the completion of legal proceedings related to the Company’s reorganization. The aggregate effect of these items increased first quarter 2005 net income from continuing operations by $2.6 million or $0.06 per diluted share.

Operating results for the first quarter of 2004 included a favorable pretax adjustment of $2.2 million related to the settlement of prior year hospital Medicare cost reports. This item increased first quarter 2004 net income from continuing operations by $1.3 million or $0.03 per diluted share.

Discontinued Operations

In the first quarter of 2005, the Company reported net income from discontinued operations totaling $4.6 million or $0.10 per diluted share compared to a net loss of $2.7 million or $0.06 per diluted share in the first quarter of 2004. Operating results for discontinued operations in the first quarter of 2005 included a favorable pretax adjustment of $9.6 million ($5.9 million net of income taxes or $0.13 per diluted share) resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were substantially divested in 2003.

At March 31, 2005, the Company held for sale three hospitals and one nursing center. Assets not sold at March 31, 2005 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the Company’s unaudited condensed consolidated balance sheet. The Company expects sales proceeds from these divestitures to approximate $16 million in 2005.

Management Commentary

“Kindred is off to a great start in 2005,” remarked Paul J. Diaz, President and Chief Executive Officer. “All four of our operating divisions reported higher revenues and operating income in the first quarter of 2005 compared to the first quarter last year. Our hospital division performance was particularly impressive, with overall admissions increasing 11%, same-store admissions growing 5%, and total non-government admissions growing 26% over the same period a year ago. Likewise, our KPS pharmacy division reported strong growth in revenues and operating income as we expanded our external institutional customer base and successfully executed on our development plans. Our nursing centers continued to show more predictable and consistent operating results in the quarter as we maintained our focus on improvements in clinical quality and customer service. Our newest division, Peoplefirst Rehabilitation, also reported good results while continuing to build the infrastructure to support future growth.”

Commenting on the Company’s growth plans, Mr. Diaz stated, “Our continued focus on our operations, particularly our clinical outcomes and new sales and marketing programs had a significant impact on our first quarter operating results. At the same time, we also continued to successfully execute our strategic development plans. In the first quarter of 2005, we added a 34-bed hospital-in-hospital in Oklahoma City and announced an agreement to open a 38-bed hospital-in-hospital in Wayne, New Jersey. We are excited about the other development opportunities in our hospital business that could result in the announcement of three to five additional facilities over the balance of 2005. Our KPS pharmacy division accelerated its development activities by opening a new site in Orlando, Florida and acquiring a 7,877-bed institutional pharmacy in Pennsylvania on March 2. KPS also acquired a 7,300-bed institutional pharmacy in southern California on April 1, 2005. In addition, we plan to open two to three institutional pharmacies in new markets during the remainder of the year.”

Revised Earnings Guidance for 2005 – Continuing Operations

The Company also increased its fiscal 2005 earnings guidance for its continuing operations. Revenues for 2005 are expected to approximate $3.9 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $560 million to $570 million. Professional liability costs for 2005 are expected to range from $85 million to $95 million, while depreciation, amortization and net interest costs are expected to approximate $100 million. Net income from continuing operations is expected between $109 million and $115 million, or $2.37 to $2.50 per diluted share (based upon diluted shares of 46 million). Diluted earnings per share guidance for 2005 includes $0.04 to $0.06 of additional earnings associated with two recently completed institutional pharmacy acquisitions in Pennsylvania and California. The Company indicated that the guidance does not include any significant changes in government reimbursements, including potential reductions in nursing center Medicare reimbursements as well as a recently proposed 4.7% reduction in Medicare payments to the Company’s hospitals, both of which could be effective on October 1, 2005.

In April 2005, the Securities and Exchange Commission (the “SEC”) announced a six-month delay of the effective date requiring the expensing of stock options in reporting results of operations. As a result of this change, the Company has elected to begin expensing the cost of stock options on a prospective basis beginning January 1, 2006. Prior to the SEC announcement, the Company had anticipated expensing the cost of stock options on a prospective basis beginning July 1, 2005. Accordingly, the Company’s revised earnings guidance for 2005 does not include any costs related to expensing stock options.

The Company’s previous 2005 earnings guidance for continuing operations indicated revenues approximating $3.8 billion, operating income between $535 million and $545 million, and net income ranging from $95 million to $101 million or $2.10 to $2.25 per diluted share (based upon diluted shares of 45 million). The previous 2005 earnings guidance also included a range of professional liability costs of $90 million to $100 million and a depreciation and net interest cost estimate of $100 million. In addition, the previous 2005 earnings guidance included a cost of approximately $5 million net of income taxes or $0.12 per diluted share to reflect the expensing of stock options. The recently completed institutional pharmacy acquisitions in Pennsylvania and California were not included in the Company’s previous 2005 earnings guidance.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the SEC.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from the Medicare prospective payment system for long-term acute care hospitals, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization groupings payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of the Company’s operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of the Company’s performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based on generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2005	2004
Revenues	$939,989	$858,015

Income from continuing operations	$32,260	$16,533
Income (loss) from discontinued operations, net of income taxes	4,630	(2,693)

Net income	$36,890	$13,840

Earnings per common share:
Basic:
Income from continuing operations	$0.89	$0.47
Income (loss) from discontinued operations	0.13	(0.08)

Net income	$1.02	$0.39

Diluted:
Income from continuing operations	$0.73	$0.38
Income (loss) from discontinued operations	0.10	(0.06)

Net income	$0.83	$0.32

Shares used in computing earnings per common share:
Basic	36,312	35,414
Diluted	44,410	42,721

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2005	2004
Revenues	$939,989	$858,015

Salaries, wages and benefits	515,020	484,049
Supplies	128,283	115,496
Rent	67,996	63,619
Other operating expenses	152,167	142,321
Depreciation and amortization	24,114	21,561
Interest expense	2,000	3,654
Investment income	(2,348)	(1,214)

	887,232	829,486

Income from continuing operations before reorganization items and income taxes	52,757	28,529
Reorganization items	(1,371)	—

Income from continuing operations before income taxes	54,128	28,529
Provision for income taxes	21,868	11,996

Income from continuing operations	32,260	16,533
Income (loss) from discontinued operations, net of income taxes	4,630	(2,693)

Net income	$36,890	$13,840

Earnings per common share:
Basic:
Income from continuing operations	$0.89	$0.47
Income (loss) from discontinued operations	0.13	(0.08)

Net income	$1.02	$0.39

Diluted:
Income from continuing operations	$0.73	$0.38
Income (loss) from discontinued operations	0.10	(0.06)

Net income	$0.83	$0.32

Shares used in computing earnings per common share:
Basic	36,312	35,414
Diluted	44,410	42,721

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$15,571	$69,128
Cash - restricted	5,874	6,054
Insurance subsidiary investments	251,850	238,856
Accounts receivable less allowance for loss	463,278	400,517
Inventories	36,497	35,025
Deferred tax assets	70,137	70,137
Assets held for sale	16,343	22,672
Other	44,286	31,954

	903,836	874,343

Property and equipment	786,340	765,586
Accumulated depreciation	(297,629)	(273,880)

	488,711	491,706

Goodwill	41,960	31,582
Insurance subsidiary investments	44,442	41,651
Deferred tax assets	91,437	91,180
Other	105,884	62,831

	$1,676,270	$1,593,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$111,876	$122,176
Salaries, wages and other compensation	233,999	230,056
Due to third party payors	23,331	33,910
Professional liability risks	79,115	82,609
Other accrued liabilities	75,340	76,985
Income taxes	52,068	26,748
Long-term debt due within one year	5,506	5,282

	581,235	577,766

Long-term debt	56,304	32,544
Professional liability risks	203,006	204,713
Deferred credits and other liabilities	60,901	58,485

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,273 shares – March 31, 2005 and 37,189 shares – December 31, 2004	9,568	9,297
Capital in excess of par value	654,120	636,015
Deferred compensation	(7,118)	(7,353)
Accumulated other comprehensive income	6	468
Retained earnings	118,248	81,358

	774,824	719,785

	$1,676,270	$1,593,293

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$36,890	$13,840
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	24,114	22,046
Amortization of deferred compensation costs	1,912	1,743
Provision for doubtful accounts	4,987	8,116
Reorganization items	(1,371)	—
Other	(186)	(102)
Change in operating assets and liabilities:
Accounts receivable	(59,132)	(54,304)
Inventories and other assets	(10,359)	(9,468)
Accounts payable	(2,445)	(3,184)
Income taxes	25,332	9,912
Due to third party payors	(10,579)	(3,737)
Other accrued liabilities	8,791	(9,062)

Net cash provided by (used in) operating activities	17,954	(24,200)

Cash flows from investing activities:
Purchase of property and equipment	(17,963)	(17,881)
Acquisition of institutional pharmacy	(27,600)	—
Acquisition deposit	(31,500)	—
Sale of assets	1,055	370
Purchase of insurance subsidiary investments	(113,884)	(9,776)
Sale of insurance subsidiary investments	84,591	5,672
Net change in insurance subsidiary cash and cash equivalents	13,111	(16,820)
Net change in other investments	—	1,777
Other	(99)	138

Net cash used in investing activities	(92,289)	(36,520)

Cash flows from financing activities:
Net change in revolving credit borrowings	25,200	16,900
Repayment of long-term debt	(1,216)	(1,032)
Issuance of common stock	16,699	467
Other	(19,905)	(4,312)

Net cash provided by financing activities	20,778	12,023

Change in cash and cash equivalents	(53,557)	(48,697)
Cash and cash equivalents at beginning of period	69,128	66,524

Cash and cash equivalents at end of period	$15,571	$17,827

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2004 Quarters				Year	First Quarter 2005
	First	Second	Third	Fourth
Revenues	$858,015	$885,819	$884,254	$903,135	$3,531,223	$939,989

Salaries, wages and benefits	484,049	486,542	496,678	494,872	1,962,141	515,020
Supplies	115,496	119,442	121,409	122,873	479,220	128,283
Rent	63,619	65,121	66,441	66,749	261,930	67,996
Other operating expenses	142,321	147,300	145,177	151,431	586,229	152,167
Depreciation and amortization	21,561	22,241	22,960	23,476	90,238	24,114
Interest expense	3,654	4,713	2,535	1,912	12,814	2,000
Investment income	(1,214)	(1,823)	(1,603)	(1,791)	(6,431)	(2,348)

	829,486	843,536	853,597	859,522	3,386,141	887,232

Income from continuing operations before reorganization items and income taxes	28,529	42,283	30,657	43,613	145,082	52,757
Reorganization items	—	(304)	—	—	(304)	(1,371)

Income from continuing operations before income taxes	28,529	42,587	30,657	43,613	145,386	54,128
Provision for income taxes	11,996	17,533	12,130	17,804	59,463	21,868

Income from continuing operations	16,533	25,054	18,527	25,809	85,923	32,260
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,693)	(2,222)	4,598	796	479	4,630
Loss on divestiture of operations	—	(1,063)	(7,557)	(7,202)	(15,822)	—

Net income	$13,840	$21,769	$15,568	$19,403	$70,580	$36,890

Earnings per common share:
Basic:
Income from continuing operations	$0.47	$0.70	$0.51	$0.71	$2.40	$0.89
Discontinued operations:
Income (loss) from operations	(0.08)	(0.06)	0.13	0.02	0.01	0.13
Loss on divestiture of operations	—	(0.03)	(0.21)	(0.20)	(0.44)	—

Net income	$0.39	$0.61	$0.43	$0.53	$1.97	$1.02

Diluted:
Income from continuing operations	$0.38	$0.60	$0.44	$0.61	$2.03	$0.73
Discontinued operations:
Income (loss) from operations	(0.06)	(0.05)	0.11	0.02	0.01	0.10
Loss on divestiture of operations	—	(0.03)	(0.18)	(0.17)	(0.37)	—

Net income	$0.32	$0.52	$0.37	$0.46	$1.67	$0.83

Shares used in computing earnings per common share:
Basic	35,414	35,536	35,939	36,200	35,774	36,312
Diluted	42,721	41,913	42,293	42,639	42,403	44,410

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2004 Quarters					Year	First Quarter 2005
	First	Second	Third		Fourth
Revenues:
Hospital division	$343,349	$350,097	$350,852		$354,360	$1,398,658	$393,040
Health services division	435,998	452,820	449,674		462,880	1,801,372	454,047
Rehabilitation division	52,699	52,588	61,157	(a)	61,982	228,426	64,947
Pharmacy division	79,746	84,346	96,591	(a)	99,352	360,035	107,957

	911,792	939,851	958,274		978,574	3,788,491	1,019,991

Eliminations:
Rehabilitation	(36,023)	(36,579)	(46,642	) (a)	(46,743)	(165,987)	(49,545)
Pharmacy	(17,754)	(17,453)	(27,378	) (a)	(28,696)	(91,281)	(30,457)

	(53,777)	(54,032)	(74,020)		(75,439)	(257,268)	(80,002)

	$858,015	$885,819	$884,254		$903,135	$3,531,223	$939,989

Income from continuing operations:
Operating income (loss):
Hospital division	$79,687	$86,120	$79,210	(a)	$83,933	$328,950	$101,801
Health services division	48,945	63,001	57,978		67,057	236,981	53,021
Rehabilitation division	8,519	7,265	7,737	(a)	7,910	31,431	9,711
Pharmacy division	7,609	7,729	10,853	(a)	10,871	37,062	11,454

Corporate:
Overhead	(26,834)	(30,356)	(33,028)		(33,531)	(123,749)	(29,115)
Insurance subsidiary	(1,777)	(1,224)	(1,760)		(2,281)	(7,042)	(2,353)

	(28,611)	(31,580)	(34,788)		(35,812)	(130,791)	(31,468)

	116,149	132,535	120,990		133,959	503,633	144,519
Reorganization items	—	304	—		—	304	1,371

Operating income	116,149	132,839	120,990		133,959	503,937	145,890
Rent	(63,619)	(65,121)	(66,441)		(66,749)	(261,930)	(67,996)
Depreciation and amortization	(21,561)	(22,241)	(22,960)		(23,476)	(90,238)	(24,114)
Interest, net	(2,440)	(2,890)	(932)		(121)	(6,383)	348

Income from continuing operations before income taxes	28,529	42,587	30,657		43,613	145,386	54,128
Provision for income taxes	11,996	17,533	12,130		17,804	59,463	21,868

	$16,533	$25,054	$18,527		$25,809	$85,923	$32,260

(a)	Effective July 1, 2004, the rehabilitation division and pharmacy division began providing services to the Company’s hospital division. Revenues in the third quarter of 2004 associated with these new arrangements aggregated $10.3 million in the rehabilitation division and $9.4 million in the pharmacy division. These new arrangements reduced hospital division operating income in the third quarter of 2004 by approximately $4.1 million while increasing rehabilitation division operating income by approximately $1.4 million and pharmacy division operating income by approximately $2.1 million.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2004 Quarters				Year	First Quarter 2005
	First	Second	Third	Fourth
Rent:
Hospital division	$22,488	$23,168	$23,898	$24,077	$93,631	$24,717
Health services division	39,799	40,398	40,923	41,064	162,184	41,486
Rehabilitation division	611	708	747	773	2,839	800
Pharmacy division	662	790	812	780	3,044	926
Corporate	59	57	61	55	232	67

	$63,619	$65,121	$66,441	$66,749	$261,930	$67,996

Depreciation and amortization:
Hospital division	$8,257	$8,496	$8,923	$9,401	$35,077	$9,554
Health services division	6,615	6,796	6,901	7,290	27,602	7,822
Rehabilitation division	33	37	38	51	159	54
Pharmacy division	530	583	603	718	2,434	926
Corporate	6,126	6,329	6,495	6,016	24,966	5,758

	$21,561	$22,241	$22,960	$23,476	$90,238	$24,114

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$5,406	$5,177	$8,867	$10,697	$30,147	$8,235
Health services division	8,450	6,487	7,074	14,692	36,703	6,957
Rehabilitation division	47	56	19	246	368	2
Pharmacy division	773	1,075	1,004	1,977	4,829	1,075
Corporate:
Information systems	2,651	4,033	4,251	4,892	15,827	1,462
Other	554	829	1,175	1,956	4,514	232

	$17,881	$17,657	$22,390	$34,460	$92,388	$17,963

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2004 Quarters				Year	First Quarter 2005
	First	Second	Third	Fourth
Hospital data:
End of period data:
Number of hospitals	66	68	72	72		73
Number of licensed beds	5,245	5,396	5,569	5,569		5,603

Revenue mix% (a):
Medicare	67	64	63	63	65	65
Medicaid	7	8	8	7	7	6
Private and other	26	28	29	30	28	29

Admissions:
Medicare	6,780	6,674	6,550	6,719	26,723	7,397
Medicaid	682	789	763	741	2,975	727
Private and other	1,243	1,401	1,369	1,495	5,508	1,564

	8,705	8,864	8,682	8,955	35,206	9,688

Admissions mix%:
Medicare	78	75	75	75	76	76
Medicaid	8	9	9	8	8	8
Private and other	14	16	16	17	16	16

Patients days:
Medicare	206,256	200,628	190,466	190,772	788,122	207,670
Medicaid	27,670	29,228	30,435	30,200	117,533	26,660
Private and other	51,856	52,640	53,571	56,160	214,227	61,052

	285,782	282,496	274,472	277,132	1,119,882	295,382

Average length of stay:
Medicare	30.4	30.1	29.1	28.4	29.5	28.1
Medicaid	40.6	37.0	39.9	40.8	39.5	36.7
Private and other	41.7	37.6	39.1	37.6	38.9	39.0
Weighted average	32.8	31.9	31.6	30.9	31.8	30.5

Revenues per admission (a):
Medicare	$33,722	$33,902	$33,963	$33,466	$33,762	$34,750
Medicaid	34,701	34,102	35,889	33,155	34,462	30,295
Private and other	73,248	69,184	73,784	70,188	71,517	72,872
Weighted average	39,443	39,497	40,411	39,571	39,728	40,570

Revenues per patient day (a):
Medicare	$1,109	$1,128	$1,168	$1,179	$1,145	$1,238
Medicaid	855	921	900	814	872	826
Private and other	1,756	1,841	1,886	1,868	1,839	1,867
Weighted average	1,202	1,239	1,278	1,279	1,249	1,331

Medicare case mix index (discharged patients only)	1.26	1.25	1.21	1.19	1.23	1.22

Average daily census	3,140	3,104	2,983	3,012	3,060	3,282
Occupancy%	63.1	60.7	57.0	56.3	59.2	61.2

(a)	Includes income of $2.9 million in the first quarter of 2005, $2.2 million in the first quarter of 2004, $3.9 million in the second quarter of 2004 and $1.6 million in the third quarter of 2004 related to certain Medicare reimbursement issues.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2004 Quarters					Year	First Quarter 2005
	First	Second		Third	Fourth
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	242	242		242	242		242
Managed	7	7		7	7		7

	249	249		249	249		249

Number of licensed beds:
Owned or leased	31,193	31,189		31,170	31,170		31,170
Managed	803	803		803	803		803

	31,996	31,992		31,973	31,973		31,973

Revenue mix%:
Medicare	36	33		32	32	33	34
Medicaid	46	49	(a)	50	50	49	48
Private and other	18	18		18	18	18	18

Patients days (excludes managed facilities):
Medicare	423,649	400,487		377,563	380,782	1,582,481	402,845
Medicaid	1,642,585	1,657,812		1,701,837	1,684,972	6,687,206	1,616,789
Private and other	396,408	399,321		404,823	410,171	1,610,723	393,593

	2,462,642	2,457,620		2,484,223	2,475,925	9,880,410	2,413,227

Patient day mix%:
Medicare	17	16		15	15	16	17
Medicaid	67	68		69	68	68	67
Private and other	16	16		16	17	16	16

Revenues per patient day:
Medicare Part A	$331	$331		$336	$345	$336	$348
Total Medicare (including Part B)	373	376		386	394	382	389
Medicaid	121	134	(a)	132	137	131	134
Private and other	198	200		197	198	198	206
Weighted average	177	184		181	187	182	188

Average daily census	27,062	27,007		27,002	26,912	26,996	26,814
Occupancy%	86.4	86.3		86.2	86.0	86.2	85.7

Rehabilitation data:
Revenue mix%:
Company-operated	70	71		76	75	73	76
Non-affiliated	30	29		24	25	27	24

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	28,188	28,164		28,476	28,634		29,105
Non-affiliated	35,102	36,385		36,671	37,561		46,745

	63,290	64,549		65,147	66,195		75,850

(a)	Includes income of $4.5 million related to prior year North Carolina provider tax program revenues recorded in the second quarter. Prior year provider tax expense of $1.5 million related to this program was recorded in other operating expenses.

KINDRED HEALTHCARE, INC.

Reconciliation of Revised Earnings Guidance for 2005 – Continuing Operations

(Unaudited)

(In thousands, except per share amounts)

	2005 Earnings Guidance Range
	Low	High
Operating income	$560,000	$570,000
Rent	(277,000)	(277,000)
Depreciation and amortization	(103,000)	(103,000)
Interest, net	3,000	3,000

Income from continuing operations before reorganization items and income taxes	183,000	193,000
Reorganization items	1,400	1,400

Income from continuing operations before income taxes	184,400	194,400
Provision for income taxes	75,000	79,000

Income from continuing operations	$109,400	$115,400

Earnings per diluted share	$2.37	$2.50

Shares used in computing earnings per diluted share	46,000	46,000